
                                                                                Exhibit 99.01
                                                  SCHEDULE E

                                      Hyperion Telecommunications, Inc.

                              Form of Financial Information and Operating Data
                       of the Subsidiaries and the Joint Ventures Presented by Cluster

Data presented for the quarter           6/30/97
ended:

             Unaudited                                                                                    ***
                                        North East       Mid-Atlantic         Mid-South       Other Networks         Total


FINANCIAL DATA (dollars in thousands):
Total Revenue                               $  1,526.5       $   1,194.4         $     425.8       $   2,196.2        $   5,342.9
Total Capital Expenditures                     5,822.4          20,878.6            10,261.8          12,631.7           49,594.5
Total EBITDA                                    (456.6)         (1,159.5)             (180.6)            613.3           (1,183.4)


 Gross Property, Plant & Equipment            56,536.3         110,007.3            36,957.9          73,965.9          277,467.4



Proportional Revenue *                           919.2             511.9               323.6             576.3            2,331.0
Proportional Capital Expenditures              4,012.1          10,330.9             7,521.5          10,470.1           32,334.6
Proportional EBITDA *                           (235.4)           (509.4)              (99.5)            215.9             (628.4)


Proportional Gross PP&E *                   $ 29,395.8        $ 48,630.6         $  26,825.5       $  50,175.4        $ 155,027.3
STATISTICAL DATA
(additions for the quarter):
Networks in Operation
Route Miles                                          2               155                  22                 -                179
Fiber Miles                                         96             7,430               1,051                 -              8,577
Buildings connected                                 30                87                 207                 9                333
LEC-COs collocated **                                -                 2                   -                 -                  2
Voice Grade Equivalent Circuits                  9,816            25,512              17,088            12,672             65,088

(as of June 30, 1997)
Networks in Operation
Route Miles                                      1,128             1,248                 506               758               3,640
Fiber Miles                                     54,156            59,885              24,283            36,384             174,708
Buildings connected                                366               457                 436               344               1,603
LEC-COs collocated **                               14                59                  17                16                 106
Voice Grade Equivalent Circuits                132,288           170,304              64,488           164,064             531,144


*  Represents portion of revenue attributable to the Company.
**  Local Exchange Carrier's central office
*** Other Network amounts includes Network Control Centers and Corporate Capital Expenditures and Gross Property, Plant and
     Equipment